INDEPENDENT AUDITORS' CONSENT




The Board of Trustees
American Century Investment Trust:


We consent to the use of our report dated April 4, 1997 in your registration statement.



/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Kansas City, Missouri
May 13, 1998